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                                                               EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the inclusion in this Registration Statement of United States Filter Corporation on Form S-3 of our report dated June 16, 1994, except for note 30 as to which the date is April 3, 1995, on our audits of the financial statements of The Permutit Company Limited. We also consent to the reference to our firm as independent accountants under the caption "Independent Certified Public Accountants".

                                          Coopers & Lybrand

Uxbridge
West London
United Kingdom

April 3, 1995